UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

Registration Statement

under

the Securities Act of 1933

NiSource Inc.	NiSource Finance Corp.
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

Delaware	Indiana
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)

35-2108964	35-2105468
(IRS Employer Identification Number)	(IRS Employer Identification Number)

801 East 86th Avenue

Merrillville, Indiana 46410

(877) 647-5990

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Shawn Anderson

NiSource Inc.

801 East 86th Avenue

Merrillville, Indiana 46410

(877) 647-5990

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copy to:

Robert J. Minkus, Esq.

Schiff Hardin LLP

233 South Wacker Drive, Suite 6600

Chicago, Illinois 60606

(312) 258-5500

Approximate date of commencement of proposed sale to the public: From time to time after the Registration Statement becomes effective, as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered / Proposed maximum offering price per unit / Proposed maximum aggregate offering price / Amount of registration fee
Common stock, par value $0.01 per share, of NiSource Inc.	(1)
Preferred stock of NiSource Inc.	(1)
Debt Securities of NiSource Finance Corp.	(1)
Guarantees of NiSource Inc. with respect to Debt Securities	(1)
Warrants of NiSource Inc. and NiSource Finance Corp.	(1)
Stock Purchase Contracts of NiSource Inc.	(1)
Stock Purchase Units of NiSource Inc.	(1)
Total	(1)

(1)	We are registering a presently indeterminate number or principal amount of (a) shares of common stock, shares of preferred stock, guarantees of debt securities, warrants, stock purchase contracts and stock purchase units which may be sold from time to time by NiSource Inc. and (b) debt securities and warrants to purchase debt securities which may be sold from time to time by NiSource Finance Corp. Pursuant to General Instruction II.E of Form S-3, and in accordance with Rules 456(b) and 457(r), the registrants are deferring payment of all of the registration fee.

PROSPECTUS

NiSource Inc.

Common Stock

Preferred Stock

Guarantees of Debt Securities

Warrants

Stock Purchase Contracts

Stock Purchase Units

NiSource Finance Corp.

Debt Securities

Guaranteed as Set Forth in this Prospectus by NiSource Inc.

Warrants

NiSource Inc. may offer, from time to time, in amounts, at prices and on terms that it will determine at the time of offering, any or all of the following:

•	shares of common stock;

•	shares of preferred stock, in one or more series;

•	warrants to purchase common stock or preferred stock; and

•	stock purchase contracts to purchase common stock, either separately or in units with the debt securities described below or U.S. Treasury securities.

NiSource Finance Corp., a wholly owned subsidiary of NiSource, may offer from time to time in amounts, at prices and on terms to be determined at the time of the offering:

•	one or more series of its debt securities; and

•	warrants to purchase debt securities.

NiSource will fully and unconditionally guarantee the obligations of NiSource Finance under any debt securities issued under this prospectus or any prospectus supplement.

We will provide specific terms of these securities, including their offering prices, in prospectus supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

We may offer these securities to or through underwriters, through dealers or agents, directly to you or through a combination of these methods. You can find additional information about our plan of distribution for the securities under the heading “Plan of Distribution” beginning on page 20 of this prospectus. We will also describe the plan of distribution for any particular offering of these securities in the applicable prospectus supplement. This prospectus may not be used to sell our securities unless it is accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 1, 2016.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration or continuous offering process. Under this process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the common stock, preferred stock, debt securities, guarantees of debt securities, warrants, stock purchase contracts and stock purchase units we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. That prospectus supplement may include a description of any risk factors or other special considerations applicable to those securities. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in the prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits, can be read at the SEC website or at the SEC’s public reference room offices mentioned under the heading “Where You Can Find More Information.”

You should rely only on the information incorporated by reference or provided in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer to sell or soliciting an offer to buy these securities in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation. You should not assume that the information in this prospectus or the accompanying prospectus supplement is accurate as of any date other than the date on the front of the document.

References to “NiSource” refer to NiSource Inc., and references to “NiSource Finance” refer to NiSource Finance Corp. Unless the context requires otherwise, references to “we,” “us” or “our” refer collectively to NiSource and its subsidiaries, including NiSource Finance. References to “securities” refer collectively to the common stock, preferred stock, debt securities, guarantees of debt securities, warrants, stock purchase contracts and stock purchase units registered hereunder.

WHERE YOU CAN FIND MORE INFORMATION

NiSource files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document NiSource files at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain additional information about the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a site on the internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including NiSource.

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document that NiSource has filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. Information that NiSource files with the SEC after the date of this prospectus will automatically modify and supersede the information included or incorporated by reference in this prospectus to the extent that the subsequently filed information modifies or supersedes the existing information. We incorporate by reference the following documents filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2015;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2016, June 30, 2016 and September 30, 2016;

•	our Current Reports on Form 8-K filed February 1, 2016; March 24, 2016; March 31, 2016 and May 12, 2016; and

•	any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities.

You may request a copy of any of these filings at no cost by writing to or telephoning us at the following address and telephone number: Samuel K. Lee, NiSource Inc., 801 East 86th Avenue, Merrillville, Indiana 46410, telephone: (877) 647-5990.

We maintain an internet site at http://www.nisource.com which contains information concerning NiSource and its subsidiaries. The information contained at our internet site is not incorporated by reference in this prospectus, and you should not consider it a part of this prospectus.

We have filed this prospectus with the SEC as part of a registration statement on Form S-3 under the Securities Act of 1933. This prospectus does not contain all of the information included in the registration statement. Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual document. If we have filed any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

RISK FACTORS

Investing in the securities involves risk. You should read carefully the “Risk Factors” and “Information Regarding Forward-Looking Statements” sections in NiSource’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and in NiSource’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016 and September 30, 2016, which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus. The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement.

FORWARD-LOOKING STATEMENTS

Some of the information included in this prospectus, in any prospectus supplement and in the documents incorporated by reference are “forward-looking statements” within the meaning of the securities laws. Investors and prospective investors should understand that many factors govern whether any forward-looking statement contained herein will be or can be realized. Any one of those factors could cause actual results to differ materially from those projected. These forward-looking statements include, but are not limited to, statements concerning NiSource’s plans, objectives, expected performance, expenditures and recovery of expenditures through rates, stated on either a consolidated or segment basis, and any and all underlying assumptions and other statements that are other than statements of historical fact. From time to time, NiSource may publish or otherwise make available forward-looking statements of this nature. All such subsequent forward-looking statements, whether written or oral and whether made by or on behalf of NiSource, are also expressly qualified by these cautionary statements. All forward-looking statements are based on assumptions that management believes to be reasonable; however, there can be no assurance that actual results will not differ materially.

Factors that could cause actual results to differ materially from the forward-looking statements include, among other things, NiSource’s debt obligations; any changes in NiSource’s credit rating; NiSource’s ability to execute its growth strategy; changes in general economic, capital and commodity market conditions; pension funding obligations; economic regulation and the impact of regulatory rate reviews; compliance with environmental laws and the costs of associated liabilities; fluctuations in demand from residential and commercial customers; economic conditions of certain industries; the price of energy commodities and related transportation costs; the reliability of customers and suppliers to fulfill their payment and contractual obligations; potential impairments of goodwill or definite-lived intangible assets; changes in taxation and accounting principles; potential incidents and other operating risks associated with our business; the impact of an aging infrastructure; the impact of climate change; potential cyber-attacks; risks associated with construction and natural gas cost and supply; extreme weather conditions; the ability of subsidiaries to generate cash; uncertainties related to the expected benefits of the July 2015 spin-off of its former Columbia Pipeline Group, Inc. subsidiary and the matters referenced in the “Risk Factors” section of NiSource’s 2015 Form 10-K and 2016 Forms 10-Q, many of which are beyond the control of NiSource. In addition, the relative contributions to profitability by each segment, and the assumptions underlying the forward-looking statements relating thereto, may change over time. We expressly disclaim any duty to update, supplement or amend any of our forward-looking statements, whether as a result of new information, subsequent events or otherwise.

Accordingly, you should not rely on the accuracy of predictions contained in forward-looking statements. These statements speak only as of the date of this prospectus, the date of the accompanying prospectus supplement or, in the case of documents incorporated by reference, the date of those documents.

NISOURCE INC.

Overview. NiSource is an energy holding company whose subsidiaries are fully regulated natural gas and electric utility companies serving approximately 3.9 million customers in seven states. Our principal subsidiaries include NiSource Gas Distribution Group, Inc., a natural gas distribution company providing service to customers in the Midwest, the Mid-Atlantic and Massachusetts, and Northern Indiana Public Service Company, or NIPSCO, a vertically-integrated natural gas and electric company providing service to customers in northern Indiana. NiSource derives substantially all of its revenues and earnings from the operating results of these rate-regulated businesses. Our primary business segments are:

•	Gas Distribution Operations; and

•	Electric Operations.

On July 1, 2015, we completed the spin-off of our former subsidiary Columbia Pipeline Group, Inc., which comprised all of our Columbia Pipeline Group Operations segment prior to that time.

Business Strategy. We focus our business strategy on our core, rate-regulated asset-based businesses with most of our operating income generated from the rate-regulated businesses. NiSource’s utilities continue to move forward on core infrastructure and environmental investment programs supported by complementary regulatory and customer initiatives across all seven states in which we operate. Our goal is to develop strategies that benefit all stakeholders as we address changing customer conservation patterns, develop more contemporary pricing structures and embark on long-term investment programs. These strategies will help improve reliability and safety, enhance customer services and reduce emissions while generating sustainable returns.

Gas Distribution Operations. Our natural gas distribution operations serve approximately 3.4 million customers in seven states and operate approximately 59,000 miles of pipeline. Through our wholly-owned subsidiary NiSource Gas Distribution Group, Inc., we own six distribution subsidiaries that provide natural gas to approximately 2.6 million residential, commercial and industrial customers in Ohio, Pennsylvania, Virginia, Kentucky, Maryland and Massachusetts. We also distribute natural gas to approximately 812,000 customers in northern Indiana through our wholly-owned subsidiary NIPSCO.

Electric Operations. Through our subsidiary NIPSCO, we generate, transmit and distribute electricity to approximately 463,000 customers in 20 counties in the northern part of Indiana and engage in wholesale and transmission transactions. NIPSCO owns and operates three coal-fired electric generating stations. The three operating facilities have a net capability of 2,540 megawatts. NIPSCO also owns and operates Sugar Creek, a combined cycle gas turbine plant with a net capability of 535 megawatts, three gas-fired generating units located at NIPSCO’s coal-fired electric generating stations with a net capability of 196 megawatts and two hydroelectric generating plants with a net capability of 10 megawatts. These facilities provide for a total system operating net capability of 3,281 megawatts. NIPSCO’s transmission system, with voltages from 69,000 to 345,000 volts, consists of 2,805 circuit miles. NIPSCO is interconnected with five neighboring electric utilities. During the year ended December 31, 2015, NIPSCO generated 67.4% and purchased 32.6% of its electric requirements.

Our executive offices are located at 801 East 86th Avenue, Merrillville, Indiana 46410, telephone: (877) 647-5990.

NISOURCE FINANCE CORP.

NiSource Finance is a wholly-owned special purpose finance subsidiary of NiSource that engages in financing activities to raise funds for the business operations of NiSource and its subsidiaries. NiSource Finance’s obligations under the debt securities will be fully and unconditionally guaranteed by NiSource. NiSource Finance was incorporated in March 2000 under the laws of the State of Indiana.

USE OF PROCEEDS

Unless otherwise described in the applicable prospectus supplement, we will use the net proceeds from the sale of securities offered by this prospectus and any applicable prospectus supplement for general corporate purposes, including additions to working capital and repayment of existing indebtedness.

RATIOS OF EARNINGS TO FIXED CHARGES

The following are ratios of our earnings to fixed charges for each of the periods indicated:

Nine Months Ended September 30, 2016	Fiscal Year Ended December 31
	2015	2014	2013	2012	2011
2.23	1.81	2.01	1.81	1.61	1.40

For purposes of calculating the ratio of earnings to fixed charges, “earnings” consist of income from continuing operations before income taxes plus fixed charges. “Fixed charges” consist of interest on all indebtedness (before allowance for borrowed funds used during construction), amortization of debt expense, the portion of rental expenses on operating leases deemed to be representative of the interest factor and preferred stock dividend requirements of consolidated subsidiaries. The results of operations for NiSource’s former Columbia Pipeline Group Operations segment are treated as discontinued operations for all periods.

DESCRIPTION OF CAPITAL STOCK

General

The authorized capital stock of NiSource consists of 420,000,000 shares, $0.01 par value, of which 400,000,000 are common stock and 20,000,000 are preferred stock. The board of directors has designated 4,000,000 shares of the preferred stock as Series A Junior Participating Preferred Shares. These shares were reserved for issuance upon the exercise of rights under NiSource’s former Shareholder Rights Plan, which was effectively terminated in 2006 and formally expired in 2010.

Anti-Takeover Provisions

The certificate of incorporation of NiSource includes provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control of management of NiSource. Members of NiSource’s board of directors may be removed only for cause by the affirmative vote of a majority of the combined voting power of all of the then-outstanding shares of stock of NiSource voting together as a single class. Stockholders may not cumulate their votes, and stockholder action may be taken only at a duly called meeting and not by written consent. In addition, NiSource’s bylaws contain requirements for advance notice of stockholder proposals and director nominations. These and other provisions of the certificate of incorporation and bylaws and Delaware law could discourage potential acquisition proposals and could delay or prevent a change in control of management of NiSource.

NiSource is subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. Section 203 prevents certain Delaware corporations, including those whose securities are listed on a national securities exchange, such as the New York Stock Exchange, from engaging, under certain circumstances, in a “business combination,” which includes a merger or sale of more than 10% of the corporation’s assets, with any interested stockholder for three years following the date that the stockholder became an interested stockholder. An interested stockholder is a stockholder who acquired 15% or more of the corporation’s outstanding voting stock without the prior approval of the corporation’s board of directors.

The following summaries of provisions of our common stock and preferred stock are not necessarily complete. You are urged to read carefully NiSource’s certificate of incorporation and bylaws which are filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock

NiSource common stock is listed on the New York Stock Exchange under the symbol “NI.” Common stockholders may receive dividends if and when declared by the board of directors. Dividends may be paid in cash, stock or other form. In certain cases, common stockholders may not receive dividends until obligations to any preferred stockholders have been satisfied. All common stock will be fully paid and non-assessable. Each share of common stock is entitled to one vote in the election of directors and other matters. Common stockholders are not entitled to preemptive rights or cumulative voting rights. Common stockholders will be notified of any stockholders’ meeting according to applicable law. If NiSource liquidates, dissolves or winds-up its business, either voluntarily or involuntarily, common stockholders will share equally in the assets remaining after creditors and preferred stockholders are paid.

Preferred Stock

The board of directors can, without approval of stockholders, issue one or more series of preferred stock. The board can also determine the number of shares of each series and the rights, preferences and limitations of each series, including any dividend rights, voting rights, conversion rights, redemption rights and liquidation preferences, the number of shares constituting each series and the terms and conditions of issue. In some cases, the issuance of preferred stock could delay a change in control of NiSource and make it harder to remove incumbent management. Under certain circumstances, preferred stock could also restrict dividend payments to holders of common stock. All preferred stock will be fully paid and non-assessable.

The terms of the preferred stock that NiSource may offer will be established by or pursuant to a resolution of the board of directors of NiSource and will be issued under certificates of designations or through amendments to NiSource’s certificate of incorporation. If NiSource uses this prospectus to offer preferred stock, an accompanying prospectus supplement will describe the specific terms of the preferred stock. NiSource will also indicate in the prospectus supplement whether the general terms and provisions described in this prospectus apply to the preferred stock that NiSource may offer.

The following terms of the preferred stock, as applicable, will be set forth in a prospectus supplement relating to the preferred stock:

•	the title and stated value;

•	the number of shares NiSource is offering;

•	the liquidation preference per share;

•	the purchase price;

•	the dividend rate, period and payment date, and method of calculation of dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on NiSource’s ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•	voting rights, if any;

•	preemptive rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend or liquidation rights;

•	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend or liquidation rights; and

•	any other material specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

The terms, if any, on which the preferred stock may be exchanged for or converted into shares of common stock or any other security and, if applicable, the conversion or exchange price, or how it will be calculated, and the conversion or exchange period will be set forth in the applicable prospectus supplement.

The preferred stock or any series of preferred stock may be represented, in whole or in part, by one or more global certificates, which will have an aggregate liquidation preference equal to that of the preferred stock represented by the global certificate.

Each global certificate will:

•	be registered in the name of a depositary or a nominee of the depositary identified in the prospectus supplement;

•	be deposited with such depositary or nominee or a custodian for the depositary; and

•	bear a legend regarding the restrictions on exchanges and registration of transfer and any other matters as may be provided for under the certificate of designations.

DESCRIPTION OF THE DEBT SECURITIES

NiSource Finance may issue debt securities, which will be designated as either senior debt securities or subordinated debt securities, in one or more series from time to time. Unless the context requires otherwise, references to “debt securities” refer collectively to both the senior debt securities and the subordinated debt securities. The senior debt securities will be issued under an indenture, dated as of November 14, 2000, among NiSource Finance, NiSource, as guarantor, and The Bank of New York Mellon (as successor in interest to JPMorgan Chase Bank, N.A., formerly known as The Chase Manhattan Bank), as trustee. We refer to this indenture as the “Senior Indenture.” The subordinated debt securities will be issued under a separate indenture to be entered into at a future date among NiSource Finance, NiSource, as guarantor, and The Bank of New York Mellon, as trustee. We refer to this indenture as the “Subordinated Indenture” and, together with the Senior Indenture, as the “Indentures.” The Bank of New York Mellon, as trustee under the Indentures, will act as indenture trustee for the purposes of the Trust Indenture Act. We have filed the Indentures as exhibits to the registration statement of which this prospectus is a part.

This section briefly summarizes some of the terms of the debt securities and the Indentures. This section does not contain a complete description of the debt securities or the Indentures. The description of the debt securities is qualified in its entirety by the provisions of the Indentures. References to section numbers in this description of the debt securities, unless otherwise indicated, are references to section numbers of each Indenture.

General

The Indentures do not limit the amount of debt securities that may be issued. Each Indenture provides for the issuance of debt securities from time to time in one or more series. The terms of each series of debt securities may be established in a supplemental indenture or in resolutions of NiSource Finance’s board of directors or a committee of the board.

The senior debt securities:

•	are direct senior unsecured obligations of NiSource Finance;

•	are equal in right of payment to any other unsecured and unsubordinated debt of NiSource Finance; and

•	are guaranteed on a senior unsecured basis by NiSource.

The subordinated debt securities:

•	are direct subordinated unsecured obligations of NiSource Finance;

•	are subordinated to the prior payment in full of the senior debt securities of NiSource Finance; and

•	are guaranteed on a subordinated unsecured basis by NiSource.

NiSource Finance is a special purpose financing subsidiary formed solely as a financing vehicle for NiSource and its subsidiaries. Therefore, the ability of NiSource Finance to pay its obligations under the debt securities is dependent upon the receipt by it of payments from NiSource. If NiSource were not to make such payments for any reason, the holders of the debt securities would have to rely on the enforcement of NiSource’s guarantee described below.

If NiSource Finance uses this prospectus to offer debt securities, an accompanying prospectus supplement will describe the following terms of the debt securities being offered, to the extent applicable:

•	the title and type of the debt securities;

•	any limit on the aggregate principal amount;

•	the date or dates on which NiSource Finance will pay principal;

•	the right, if any, to extend the date or dates on which NiSource Finance will pay principal;

•	the interest rates or the method of determining them and the date interest begins to accrue;

•	the interest payment dates and the regular record dates for any interest payment dates;

•	the right, if any, to extend the interest payment periods and the duration of any extension;

•	the place or places where NiSource Finance will pay principal and interest;

•	the terms and conditions of any optional redemption, including the date after which, and the price or prices at which, NiSource Finance may redeem securities;

•	the terms and conditions of any optional purchase or repayment, including the date after which, and the price or prices at which, holders may require NiSource Finance to purchase, or a third party may require holders to sell, securities;

•	the terms and conditions of any mandatory or optional sinking fund redemption, including the date after which, and the price or prices at which, NiSource Finance may redeem securities;

•	whether bearer securities will be issued;

•	the denominations in which NiSource Finance will issue securities;

•	the currency or currencies in which NiSource Finance will pay principal and interest;

•	any index or indices used to determine the amount of payments;

•	the portion of principal payable on declaration of acceleration of maturity;

•	any additional events of default or covenants of NiSource Finance or NiSource applicable to the debt securities;

•	whether NiSource Finance will pay additional amounts in respect of taxes and similar charges on debt securities held by a United States alien and whether NiSource Finance may redeem those debt securities rather than pay additional amounts;

•	whether NiSource Finance will issue the debt securities in whole or in part in global form and, in such case, the depositary for such global securities and the circumstances under which beneficial owners of interests in the global security may exchange such interest for securities;

•	the date or dates after which holders may convert the securities into shares of NiSource common stock or preferred stock and the terms for that conversion;

•	particular terms of subordination with respect to subordinated debt securities; and

•	any other terms of the securities consistent with the provisions of the applicable indenture.

The Indentures do not give holders of debt securities protection in the event of a highly leveraged transaction or other transaction involving NiSource Finance or NiSource. The Indentures also do not limit the ability of NiSource Finance or NiSource to incur indebtedness or to declare or pay dividends on its capital stock.

Guarantee of NiSource

NiSource will fully and unconditionally guarantee to each holder of debt securities and to the indenture trustee and its successors all the obligations of NiSource Finance under the debt securities, including the due and punctual payment of the principal of, and premium, if any, and interest, if any, on the debt securities. In the case of the subordinated debt securities, the guarantee will be subordinated to the prior performance of NiSource’s guarantee of the senior debt securities and the prior payment of any senior unsecured debt of NiSource. The guarantee applies whether the payment is due at maturity, on an interest payment date or as a result of acceleration, redemption or otherwise. The guarantee includes payment of interest on the overdue principal of and interest, if any, on the debt securities (if lawful) and all other obligations of NiSource Finance under the Indentures. The guarantee will remain valid even if the applicable Indenture is found to be invalid. NiSource is obligated under the guarantee to pay any guaranteed amount immediately after NiSource Finance’s failure to do so.

NiSource is a holding company with no independent business operations or source of income of its own. It conducts substantially all of its operations through its subsidiaries and, as a result, NiSource depends on the earnings and cash flow of, and dividends or distributions from, its subsidiaries to provide the funds necessary to meet its debt and contractual obligations. Substantially all of NiSource’s consolidated assets, earnings and cash flow is derived from the operation of its regulated utility subsidiaries, whose legal authority to pay dividends or make other distributions to NiSource is subject to regulatory restrictions. In addition, NIPSCO’s debt indenture provides that NIPSCO will not declare or pay any dividends on its common stock owned by NiSource except out of earned surplus or net profits.

NiSource’s holding company status also means that its right to participate in any distribution of the assets of any of its subsidiaries upon liquidation, reorganization or otherwise is subject to the prior claims of the creditors of each of the subsidiaries (except to the extent that the claims of NiSource itself as a creditor of a subsidiary may be recognized). Since this is true for NiSource, it is also true for the creditors of NiSource (including the holders of the debt securities).

Conversion Rights

The terms, if any, on which a series of debt securities may be exchanged for or converted into shares of common stock or preferred stock of NiSource will be set forth in the applicable prospectus supplement.

Denomination, Registration and Transfer

NiSource Finance may issue the debt securities as registered securities in certificated form or as global securities as described under the heading “Book-Entry Issuance.” Unless otherwise specified in the applicable prospectus supplement, NiSource Finance will issue registered debt securities in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. (See Section 302.)

If NiSource Finance issues the debt securities as registered securities, NiSource Finance will keep at one of its offices or agencies a register in which it will provide for the registration and transfer of the debt securities. NiSource Finance will appoint that office or agency the security registrar for the purpose of registering and transferring the debt securities.

The holder of any registered debt security may exchange the debt security for registered debt securities of the same series having the same stated maturity date and original issue date, in any authorized denominations, in like tenor and in the same aggregate principal amount. The holder may exchange those debt securities by surrendering them in a place of payment maintained for this purpose at the office or agency NiSource Finance has appointed securities registrar. Holders may present the debt securities for exchange or registration of transfer, duly endorsed or accompanied by a duly executed written instrument of transfer satisfactory to NiSource Finance and the securities registrar. No service charge will apply to any exchange or registration of transfer, but NiSource Finance may require payment of any taxes and other governmental charges as described in the applicable Indenture. (See Section 305.)

If debt securities of any series are redeemed, NiSource Finance will not be required to issue, register transfer of or exchange any debt securities of that series during the 15 business day period immediately preceding the day the relevant notice of redemption is given. That notice will identify the serial numbers of the debt securities being redeemed. After notice is given, NiSource Finance will not be required to issue, register the transfer of or exchange any debt securities that have been selected to be either partially or fully redeemed, except the unredeemed portion of any debt security being partially redeemed. (See Section 305.)

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, on each interest payment date, NiSource Finance will pay interest on each debt security to the person in whose name that debt security is registered as of the close of business on the record date relating to that interest payment date. If NiSource Finance defaults in the payment of interest on any debt security, it may pay that defaulted interest to the registered owner of that debt security:

•	as of the close of business on a date that the indenture trustee selects, which may not be more than 15 days or less than 10 days before the date NiSource Finance proposes to pay the defaulted interest, or

•	in any other lawful manner that does not violate the requirements of any securities exchange on which that debt security is listed and that the indenture trustee believes is acceptable.

(See Section 307.)

Unless otherwise indicated in the applicable prospectus supplement, NiSource Finance will pay the principal of and any premium or interest on the debt securities when they are presented at the office of the indenture trustee, as paying agent. NiSource Finance may change the place of payment of the debt securities, appoint one or more additional paying agents, and remove any paying agent.

Redemption

The applicable prospectus supplement will contain the specific terms on which NiSource Finance may redeem a series of debt securities prior to its stated maturity. NiSource Finance will send a notice of redemption to holders at least 30 days but not more than 60 days prior to the redemption date. The notice will state:

•	the redemption date;

•	the redemption price;

•	if less than all of the debt securities of the series are being redeemed, the particular debt securities to be redeemed (and the principal amounts, in the case of a partial redemption);

•	that on the redemption date, the redemption price will become due and payable and any applicable interest will cease to accrue on and after that date;

•	the place or places of payment; and

•	whether the redemption is for a sinking fund.

(See Section 1104.)

On or before any redemption date, NiSource Finance will deposit an amount of money with the indenture trustee or with a paying agent sufficient to pay the redemption price. (See Section 1105.)

If NiSource Finance is redeeming less than all the debt securities, the indenture trustee will select the debt securities to be redeemed using a method it considers fair and appropriate, provided that any debt securities issued as global securities will be selected for redemption in accordance with the policies and procedures of the depositary. After the redemption date, holders of redeemed debt securities will have no rights with respect to the debt securities except the right to receive the redemption price and any unpaid interest to the redemption date. (See Section 1103.)

Consolidation, Merger, Conveyance, Transfer or Lease

Neither NiSource Finance nor NiSource shall consolidate or merge with any other corporation or convey, transfer or lease substantially all of its assets or properties to any entity unless:

•	that corporation or entity is organized under the laws of the United States or any state thereof;

•	that corporation or entity assumes NiSource Finance’s or NiSource’s obligations, as applicable, under the Indentures;

•	after giving effect to the transaction, NiSource Finance and NiSource are not in default under the Indentures; and

•	NiSource Finance or NiSource, as applicable, delivers to the indenture trustee an officer’s certificate and an opinion of counsel to the effect that the transaction complies with the Indentures.

(See Section 801.)

Limitation on Liens

As long as any debt securities remain outstanding, neither NiSource Finance, NiSource nor any subsidiary of NiSource other than a utility may issue, assume or guarantee any debt secured by any mortgage, security interest, pledge, lien or other encumbrance on any property owned by NiSource Finance, NiSource or that subsidiary, except intercompany indebtedness, without also securing the debt securities equally and ratably with (or prior to) the new debt, unless the total amount of all of the secured debt would not exceed 10% of the consolidated net tangible assets of NiSource and its subsidiaries (other than utilities).

The lien limitations do not apply to NiSource Finance’s, NiSource’s and any subsidiary’s ability to do the following:

•	create mortgages on any property and on certain improvements and accessions on such property acquired, constructed or improved after the date of the applicable Indenture;

•	assume existing mortgages on any property or indebtedness of an entity which is merged with or into, or consolidated with NiSource Finance, NiSource or any subsidiary;

•	assume existing mortgages on any property or indebtedness of an entity existing at the time it becomes a subsidiary;

•	create mortgages to secure debt of a subsidiary to NiSource or to another subsidiary;

•	create mortgages in favor of governmental entities to secure payment under a contract or statute or mortgages to secure the financing of constructing or improving property, including mortgages for pollution control or industrial revenue bonds;

•	create mortgages to secure debt of NiSource or its subsidiaries maturing within 12 months and created in the ordinary course of business;

•	create mortgages to secure the cost of exploration, drilling or development of natural gas, oil or other mineral property;

•	continue mortgages existing on the date of the applicable Indenture; and

•	create mortgages to extend, renew or replace indebtedness secured by any mortgage referred to above provided that the principal amount of indebtedness and the property securing the indebtedness shall not exceed the amount secured by the mortgage being extended, renewed or replaced.

(See Section 1008.)

Events of Default

The Indentures provide, with respect to any outstanding series of debt securities, that any of the following events constitutes an “Event of Default”:

•	NiSource Finance defaults in the payment of any interest upon any debt security of that series that becomes due and payable and the default continues for 60 days;

•	NiSource Finance defaults in the payment of principal of or any premium on any debt security of that series when due at its maturity, on redemption, by declaration or otherwise and the default continues for three business days;

•	NiSource Finance defaults in the deposit of any sinking fund payment when due and the default continues for three business days;

•	NiSource Finance or NiSource defaults in the performance of or breaches any covenant or warranty in the applicable Indenture for 90 days after written notice to NiSource Finance and NiSource from the indenture trustee or to NiSource Finance, NiSource and the indenture trustee from the holders of at least 33% of the outstanding debt securities of that series;

•	NiSource Finance or NiSource Capital Markets, Inc., a subsidiary of NiSource, defaults under any bond, debenture, note or other evidence of indebtedness for money borrowed by NiSource Finance or NiSource Capital Markets, or NiSource Finance or NiSource Capital Markets defaults under any mortgage, indenture or instrument under which there may be issued, secured or evidenced indebtedness constituting a failure to pay in excess of $50,000,000 of the principal or interest when due and payable, and, in the event such debt has become due as the result of an acceleration, such acceleration is not rescinded or annulled or such debt is not paid within 60 days after written notice to NiSource Finance and NiSource from the indenture trustee or to NiSource Finance, NiSource and the indenture trustee from the holders of at least 33% of the outstanding debt securities of that series;

•	the NiSource guarantee ceases to be in full force and effect in any material respect or is disaffirmed or denied (other than according to its terms), or is found to be unenforceable or invalid; or

•	certain events of bankruptcy, insolvency or reorganization of NiSource Finance, NiSource Capital Markets or NiSource.

(See Section 501.)

If an Event of Default occurs with respect to debt securities of a particular series, the indenture trustee or the holders of 33% in principal amount of the outstanding debt securities of that series may declare the debt securities of that series due and payable immediately. (See Section 502.)

The holders of a majority in principal amount of the outstanding debt securities of a particular series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee under the applicable Indenture, or exercising any trust or power conferred on the indenture trustee with respect to the debt securities of that series. The indenture trustee may refuse to follow directions that are in conflict with law or the applicable Indenture, that expose the indenture trustee to personal liability or that are unduly prejudicial to other holders. The indenture trustee may take any other action it deems proper that is not inconsistent with those directions. (See Section 512.)

The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the applicable Indenture and its consequences, except a default:

•	in respect of a payment of principal of, or premium, if any, or interest on any debt security; or

•	in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each affected debt security.

(See Section 513.)

At any time after the holders of the debt securities of a series declare that the debt securities of that series are due and immediately payable, a majority in principal amount of the outstanding holders of debt securities of that series may rescind and cancel the declaration and its consequences: (1) before the indenture trustee has obtained a judgment or decree for money, (2) if all defaults (other than the non-payment of principal which has become due solely by reason of the declaration) have been waived or cured, and (3) NiSource or NiSource Finance has paid or deposited with the indenture trustee an amount sufficient to pay:

•	all overdue interest on the debt securities of that series;

•	the principal of, and premium, if any, or interest on any debt securities of that series which are due other than by reason of the declaration;

•	interest on overdue interest (if lawful); and

•	sums paid or advanced by and amounts due to the indenture trustee under the applicable Indenture.

(See Section 502.)

Modification of Indentures

NiSource Finance, NiSource and the indenture trustee may modify or amend one or both of the Indentures, without the consent of the holders of any debt securities, for any of the following purposes:

•	to evidence the succession of another person as obligor under the Indenture;

•	to add to NiSource Finance’s or NiSource’s covenants or to surrender any right or power conferred on NiSource Finance or NiSource under the Indenture;

•	to add events of default;

•	to add or change any provisions of the Indenture to provide that bearer securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal or premium on registered securities or of principal or premium or any interest on bearer securities, to permit registered securities to be exchanged for bearer securities or to permit the issuance of securities in uncertificated form (so long as the modification or amendment does not materially adversely affect the interest of the holders of debt securities of any series);

•	to change or eliminate any provisions of the Indenture (so long as there are no outstanding debt securities entitled to the benefit of the provision);

•	to secure the debt securities;

•	to establish the form or terms of debt securities of any series;

•	to evidence or provide for the acceptance or appointment by a successor indenture trustee or facilitate the administration of the trust under the Indenture by more than one indenture trustee;

•	to cure any ambiguity, defect or inconsistency in the Indenture (so long as the cure or modification does not materially adversely affect the interest of the holders of debt securities of any series);

•	to effect assumption by NiSource or one of its subsidiaries of NiSource Finance’s obligations under the Indenture; or

•	to conform the Indenture to any amendment of the Trust Indenture Act.

(See Section 901.)

Each Indenture provides that we and the indenture trustee may amend the Indenture or the debt securities with the consent of the holders of a majority in principal amount of the then outstanding debt securities of each series affected by the amendment voting as one class. However, without the consent of each holder of any outstanding debt securities affected, an amendment or modification may not, among other things:

•	change the stated maturity of the principal or interest on any debt security;

•	reduce the principal amount of, rate of interest on, or premium payable upon the redemption of any debt security;

•	change the method of calculating the rate of interest on any debt security;

•	change any obligation of NiSource Finance to pay additional amounts in respect of any debt security;

•	reduce the principal amount of a discount security that would be payable upon acceleration of its maturity;

•	change the place or currency of payment of principal of, or any premium or interest on, any debt security;

•	impair a holder’s right to institute suit for the enforcement of any payment after the stated maturity or after any redemption date or repayment date;

•	reduce the percentage of holders of debt securities necessary to modify or amend the Indenture or to consent to any waiver under the Indenture;

•	change any obligation of NiSource Finance to maintain an office or agency in each place of payment or to maintain an office or agency outside the United States;

•	modify the obligations of NiSource under its guarantee in any way adverse to the interests of the holders of the debt securities; and

•	modify these requirements or reduce the percentage of holders of debt securities necessary to waive any past default of certain covenants.

(See Section 902.)

Satisfaction and Discharge

Under the Indentures, NiSource Finance can terminate its obligations with respect to debt securities of any series not previously delivered to the indenture trustee for cancellation when those debt securities:

•	have become due and payable;

•	will become due and payable at their stated maturity within one year; or

•	are to be called for redemption within one year under arrangements satisfactory to the indenture trustee for giving notice of redemption.

NiSource Finance may terminate its obligations with respect to the debt securities of that series by depositing with the indenture trustee, as trust funds dedicated solely for that purpose, an amount sufficient to pay and discharge the entire indebtedness on the debt securities of that series. In that case, the applicable Indenture will cease to be of further effect and NiSource Finance’s obligations will be satisfied and discharged with respect to that series (except as to NiSource Finance’s obligations to pay all other amounts due under the applicable Indenture and to provide certain officers’ certificates and opinions of counsel to the indenture trustee). At the expense of NiSource Finance, the indenture trustee will execute proper instruments acknowledging the satisfaction and discharge.

(See Section 401.)

Book-Entry Issuance

Unless otherwise specified in the applicable prospectus supplement, NiSource Finance will issue any debt securities offered under this prospectus as “global securities.” We will describe the specific terms for issuing any debt security as a global security in the prospectus supplement relating to that debt security.

Unless otherwise specified in the applicable prospectus supplement, The Depository Trust Company, or DTC, will act as the depositary for any global securities. NiSource Finance will issue global securities as fully registered securities registered in the name of DTC’s nominee, Cede & Co. NiSource Finance will issue one or more fully registered global securities for each issue of debt securities, each in the aggregate principal or stated amount of such issue, and will deposit the global securities with DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under the provisions of Section 17A of the Securities Exchange Act. DTC holds and provides asset servicing for over 3.5 million U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments that DTC’s participants deposit with DTC. DTC also facilitates the post-trade settlement among its direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between its direct participants’ accounts. This eliminates the need for physical movement of securities certificates. DTC’s direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation. The Depository Trust & Clearing Corporation is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. The Depository Trust & Clearing Corporation is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. The DTC rules applicable to its participants are on file with the SEC.

Purchases of securities under DTC’s system must be made by or through a direct participant, which will receive a credit for such securities on DTC’s records. The ownership interest of each actual purchaser of each security, the beneficial owner, is in turn recorded on the records of direct and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchases, but they should receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the participants through which they entered into the transactions. Transfers of ownership interests in the securities are accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in securities, except in the event that use of the book-entry system for the securities is discontinued.

To facilitate subsequent transfers, all global securities that are deposited with, or on behalf of, DTC are registered in the name of DTC’s nominee, Cede & Co. The deposit of global securities with, or on behalf of, DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC’s records reflect only the identity of the direct participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the debt securities of like tenor and terms are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

Neither DTC nor Cede & Co. will consent or vote with respect to the global securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC will mail an omnibus proxy to NiSource Finance as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the securities are credited on the applicable record date (identified in a listing attached to the omnibus proxy).

Redemption proceeds, principal payments and any premium, interest or other payments on the global securities will be made to Cede & Co., as nominee of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of the participant and not of DTC, NiSource Finance, NiSource or the indenture trustee, subject to any statutory or regulatory requirements in effect at the time. Payment of redemption proceeds, principal and any premium, interest or other payments to DTC is the responsibility of NiSource Finance and the applicable paying agent, disbursement of payments to direct participants will be the responsibility of DTC, and disbursement of payments to the beneficial owners will be the responsibility of direct and indirect participants.

A beneficial owner electing to have its interest in a global security repaid by NiSource Finance will give any required notice through its participant and will effect delivery of its interest by causing the direct participant to transfer the participant’s interest in the global securities on DTC’s records to the appropriate party. The requirement for physical delivery in connection with a demand for repayment will be deemed satisfied when the ownership rights in the global securities are transferred on DTC’s records and followed by a book-entry credit to the appropriate party’s DTC account.

DTC may discontinue providing its services as securities depositary with respect to the global securities at any time by giving reasonable notice to NiSource Finance or the indenture trustee. Under such circumstances, in the event that a successor securities depositary is not obtained, certificates for the securities are required to be printed and delivered to DTC.

NiSource Finance may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, certificates for the securities will be printed and delivered.

We have provided the foregoing information with respect to DTC to the financial community for information purposes only. We do not intend the information to serve as a representation, warranty or contract modification of any kind. We have received the information in this section concerning DTC and DTC’s system from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

Governing Law

Each of the Indentures is, and the related senior debt securities and subordinated debt securities will be, governed by the internal laws of the State of New York.

Information Concerning the Indenture Trustee

Prior to default, the indenture trustee will perform only those duties specifically set forth in the Indentures. After default, the indenture trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. The indenture trustee is under no obligation to exercise any of the powers vested in it by the Indentures at the request of any holder of debt securities unless the holder offers the indenture trustee reasonable indemnity against the costs, expenses and liability that the indenture trustee might incur in exercising those powers. The indenture trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if it reasonably believes that it may not receive repayment or adequate indemnity. (See Section 601.)

Because The Bank of New York Mellon is the trustee under the Senior Indenture and the Subordinated Indenture, it may be required to resign as trustee under one of those Indentures if there is an event of default under an Indenture.

We may appoint an alternative trustee for any series of debt securities. The appointment of an alternative trustee would be described in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

NiSource and NiSource Finance may issue warrants to purchase equity or debt securities, respectively. NiSource and NiSource Finance may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. NiSource and NiSource Finance will issue the warrants under warrant agreements to be entered into between NiSource or NiSource Finance, as the case may be, and a bank or trust company, as warrant agent, all as described in the applicable prospectus supplement. The warrant agent will act solely as agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

•	the title of the warrants;

•	the designation, amount and terms of the securities for which the warrants are exercisable;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

•	the price or prices at which the warrants will be issued;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the exercise of the warrants;

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of warrants that may be exercised at any time; and

•	information with respect to book-entry procedures, if any.

Exercise of Warrants

Each warrant will entitle the holder of warrants to purchase for cash the amount of equity or debt securities at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, NiSource or NiSource Finance, as the case may be, will, as soon as possible, forward the equity or debt securities that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, NiSource or NiSource Finance, as the case may be, will issue a new warrant certificate for the remaining warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

NiSource may issue stock purchase contracts, including contracts obligating holders to purchase from NiSource, and for NiSource to sell to the holders, a specified number of shares of common stock at a future date or dates. The price per share of common stock and the number of shares of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula stated in the stock purchase contracts.

The stock purchase contracts may be issued separately or as part of units that we call “stock purchase units.” Stock purchase units consist of a stock purchase contract and either NiSource Finance’s debt securities or U.S. treasury securities securing the holders’ obligations to purchase the common stock under the stock purchase contracts.

The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner.

The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units. The description in the prospectus supplement will only be a summary, and you should read the stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units. Material U.S. federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities to or through underwriters, through dealers or agents, directly to you or through a combination of these methods. The prospectus supplement with respect to any offering of securities will describe the specific terms of the securities being offered, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the proceeds to NiSource or NiSource Finance from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which the offered securities may be listed.

Through Underwriters. If we use underwriters in the sale of the securities, the underwriters will acquire the offered securities for their own account. We will execute an underwriting agreement with an underwriter or underwriters once an agreement for sale of the securities is reached. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters may sell the offered securities directly or through underwriting syndicates represented by managing underwriters. Unless otherwise stated in the prospectus supplement relating to offered securities, the obligations of the underwriters to purchase those offered securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of those offered securities if they purchase any of them.

Through Dealers. If we use a dealer to sell the securities, we will sell the offered securities to the dealer as principal. The dealer may then resell those offered securities at varying prices determined at the time of resale. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Through Agents. If we use agents in the sale of securities, we may designate one or more agents to sell offered securities. Unless otherwise stated in a prospectus supplement, the agents will agree to use their best efforts to solicit purchases for the period of their appointment.

Directly to Purchasers. We may sell the offered securities directly to one or more purchasers. In this case, no underwriters, dealers or agents would be involved. We will describe the terms of our direct sales in our prospectus supplement.

General Information. A prospectus supplement will state the name of any underwriter, dealer or agent and the amount of any compensation, underwriting discounts or concessions paid, allowed or reallowed to them. A prospectus supplement will also state the proceeds to us from the sale of offered securities, any initial public offering price and other terms of the offering of those offered securities.

Our agents, underwriters and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

We may authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase offered securities from us at the public offering price and on terms described in the related prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. If we use delayed delivery contracts, we will disclose that we are using them in our prospectus supplement and will tell you when we will demand payment and delivery of the securities. The delayed delivery contracts will be subject only to the conditions we set forth in our prospectus supplement.

We may enter into agreements to indemnify agents, underwriters and dealers against certain civil liabilities, including liabilities under the Securities Act of 1933.

LEGAL OPINIONS

Schiff Hardin LLP, Chicago, Illinois, will pass upon the validity of the securities offered by this prospectus for us. The opinions with respect to the securities may be subject to assumptions regarding future action to be taken by us and the trustee, if applicable, in connection with the issuance and sale of the securities, the specific terms of the securities and other matters that may affect the validity of securities but that cannot be ascertained on the date of those opinions.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from the NiSource Inc. Annual Report on Form 10-K, and the effectiveness of NiSource Inc. and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the consolidated financial statements and financial statement schedule and include an explanatory paragraph relating to NiSource’s spin-off of its subsidiary Columbia Pipeline Group, Inc. on July 1, 2015 and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting). Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth fees and expenses in connection with the issuance and distribution of the securities being registered hereby (other than any underwriting discounts and commissions). All amounts set forth below relate to the registration of the securities pursuant to this registration statement and are estimates. As the amount of securities to be issued and distributed pursuant to this registration statement is indeterminate, the fees and expenses of such issuances and distributions cannot be determined or estimated at this time.

Securities and Exchange Commission filing fee	$	*
Trustee’s fees		5,000
Accounting fees and expenses		15,000
Legal fees and expenses		35,000
Printing expenses		7,000
Miscellaneous expenses		3,000

TOTAL		$65,000

*	This registration statement relates to the registration of securities having an indeterminate maximum aggregate principal amount. The registration fee will be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section B.1. of Article V of NiSource Inc.’s Amended and Restated Certificate of Incorporation, as amended, provides that no director shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

Section B.2. of Article V of NiSource Inc.’s Amended and Restated Certificate of Incorporation, as amended, requires NiSource to provide indemnification to the fullest extent permitted by applicable law. As authorized by Section 145 of the General Corporation Law of Delaware, NiSource Inc. will indemnify any person who was or is involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation (including NiSource Finance Corp.), partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such investigation, claim, action, suit or proceeding, provided that such person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reason to believe his or her conduct was unlawful.

Pursuant to Section 145 of the General Corporation Law of Delaware, if the investigation, claim, action, suit or proceeding is a derivative action (meaning one brought by or on behalf of the corporation), NiSource Inc. will, to the extent permitted by applicable law, as then in effect, indemnify any person against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such investigation, claim, action, suit or proceeding if incurred by such person in connection with the defense or settlement of such investigation, claim, action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect to any investigation, claim, action, suit, proceeding or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation, unless and only to the extent that the Delaware Court of Chancery or the court in which the action or suit is brought determines upon application that, despite the adjudication of liability but in light of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense as the court deems proper.

NiSource Inc.’s Amended and Restated Certificate of Incorporation, as amended, and the General Corporation Law of Delaware permit NiSource Inc. and its subsidiaries to purchase and maintain insurance on behalf of any person who is a director or officer for acts committed in their capacities as such directors or officers. NiSource Inc. currently maintains such liability insurance.

Article VIII of NiSource Finance Corp.’s By-Laws provides for indemnification by NiSource Finance Corp. of any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, formal or informal by reason of the fact such person was a director, officer, employee or agent of NiSource Finance Corp., or is or was serving at the request of NiSource Finance Corp. as a director, officer, employee, agent, partner, trustee or member or in another authorized capacity of or for another corporation, unincorporated association, business trust, partnership, joint venture, trust or other legal entity, against expenses (including attorneys’ fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, formal or informal, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of NiSource Finance Corp. and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; except that, in the case of an action by or in the right of NiSource Finance Corp. to procure judgment in its favor, no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for willful negligence or misconduct in the performance of such person’s duties to NiSource Finance Corp. unless and only to the extent that a court of equity or the court in which such action was pending shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. To the extent such a person is successful on the merits or otherwise in defense of any action, claim, issue or matter referred to herein, such person shall be indemnified against expenses (including attorneys’ fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in such action, claim, issue or matter.

As authorized under NiSource Finance Corp.’s By-Laws and the Indiana Business Corporation Law, NiSource Finance Corp. has insurance which insures directors and officers for acts committed as such directors or officers.

ITEM 16. EXHIBITS

Reference is made to the information in the Exhibit Index filed as part of this registration statement.

ITEM 17. UNDERTAKINGS

(a) Each undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

Each undersigned registrant undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.

(b) Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of NiSource Inc.’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by such registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Merrillville, State of Indiana, on November 1, 2016.

NISOURCE INC.
(Registrant)

By:	/s/ Joseph Hamrock
Name: Joseph Hamrock
Title: President and Chief Executive Officer

POWER OF ATTORNEY

Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Donald E. Brown, Joseph W. Mulpas and Shawn Anderson or any one of them his or her true lawful attorney-in-fact and agent with full power of substitution and re-substitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority, to do and perform each and every act and thing requisite or necessary to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Hamrock Joseph Hamrock	President, Chief Executive Officer and Director (Principal Executive Officer)	November 1, 2016

/s/ Donald E. Brown Donald E. Brown	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 1, 2016

/s/ Joseph W. Mulpas Joseph W. Mulpas	Vice President and Chief Accounting Officer (Principal Accounting Officer)	November 1, 2016

/s/ Richard L. Thompson Richard L. Thompson	Chairman of the Board and Director	November 1, 2016

/s/ Richard A. Abdoo Richard A. Abdoo	Director	November 1, 2016

/s/ Aristides S. Candris Aristides S. Candris	Director	November 1, 2016

/s/ Wayne S. DeVeydt Wayne S. DeVeydt	Director	November 1, 2016

/s/ Deborah A. Henretta Deborah A. Henretta	Director	November 1, 2016

/s/ Michael E. Jesanis Michael E. Jesanis	Director	November 1, 2016

/s/ Kevin T. Kabat Kevin T. Kabat	Director	November 1, 2016

/s/ Carolyn Y. Woo Carolyn Y. Woo	Director	November 1, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Merrillville, State of Indiana, on November 1, 2016.

NISOURCE FINANCE CORP.
(Registrant)

By:	/s/ Donald E. Brown
Name: Donald E. Brown
Title: President and Director

POWER OF ATTORNEY

Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Donald E. Brown, Joseph W. Mulpas and Shawn Anderson or any one of them his or her true lawful attorney-in-fact and agent with full power of substitution and re-substitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority, to do and perform each and every act and thing requisite or necessary to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Donald E. Brown Donald E. Brown	President and Director (Principal Executive Officer and Principal Financial Officer)	November 1, 2016

/s/ Joseph W. Mulpas Joseph W. Mulpas	Vice President (Principal Accounting Officer)	November 1, 2016

EXHIBIT INDEX

The following documents are filed as part of the registration statement or are incorporated by reference:

Exhibit Number	Document Description

1.1	Form of Underwriting Agreement (incorporated by reference to Exhibit 1.1 to NiSource’s Form 8-K filed on December 6, 2010)

4.1	Amended and Restated Certificate of Incorporation of NiSource Inc. (incorporated by reference to Exhibit 3.1 to the NiSource Inc. Form 10-Q filed on August 3, 2015)

4.2	Bylaws of NiSource Inc., as amended and restated through January 29, 2016 (incorporated by reference to Exhibit 3.1 to the NiSource Inc. Current Report on Form 8-K filed on February 1, 2016)

4.3	Indenture, dated as of November 14, 2000, among NiSource Finance Corp., NiSource Inc., as guarantor, and The Bank of New York Mellon, as successor to The Chase Manhattan Bank, as trustee (incorporated by reference to Exhibit 4.1 to the NiSource Inc. Form S-3 filed November 17, 2000 (Registration No. 333-49330))

4.4	Form of Subordinated Indenture among NiSource Finance Corp., NiSource Inc., as guarantor, and The Bank of New York Mellon, as trustee*

5.1	Opinion of Schiff Hardin LLP*

12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges*

23.1	Consent of Deloitte & Touche LLP*

23.2	Consent of Schiff Hardin LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included on signature pages)

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Bank of New York Mellon as Trustee with respect to the Indenture dated as of November 14, 2000*

25.2	Form of Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Bank of New York Mellon, with respect to the Form of Subordinated Indenture*

* Filed herewith.